EMPLOYMENT AGREEMENT

      This Employment Agreement ("Agreement") is entered into as of May 1, 2005, by and between American CareSource Holdings, Inc., a Delaware corporation (the "Company"), a wholly-owned subsidiary of Patient Infosystems, Inc, and David Boone ("Employee").

      In consideration of the mutual covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Employment. The Company hereby employs Employee in the capacity of Chief Financial Officer. Employee accepts such employment and agrees to perform such services as are customary to such office and as shall from time to time be assigned to him by the President or CEO of the Company.

2. Term. The employment hereunder shall be for a period commencing on May 2, 2005 (the "Commencement Date") and ending on April 30, 2006 (the "Initial Term"), unless earlier terminated as provided in Section 5. This Agreement shall be automatically renewed for successive one-year periods upon the expiration of the Initial Term unless earlier terminated as provided in Section 5. Employee's employment will be on a full-time business basis requiring the devotion of substantially all of his productive business time for the efficient and successful operation of the business of the Company with the exception of pre approved positions such as outside board membership etc.

3. Compensation and Benefits

      3.1 Salary. For the performance of Employee's duties hereunder, the Company shall pay Employee an annual salary in the amount of $200,000 (the "Base Compensation").

      3.2 Bonus Plan. Employee shall be entitled to a bonus determined at the sole discretion of the Board of Directors of the Company or the Compensation Committee thereof pursuant to a bonus compensation plan provided in written detail to Employee within a reasonable time prior to the beginning of the period of time from which the performance of the Employee would be evaluated and measured for such bonus. In any event, Employee's minimum bonus earned at the one year anniversary date of the Commencement Date shall be $35,000.

      3.3 Stock Options.

            (a) From time to time the Company may grant to Employee options under the Company's Stock Option Plan to purchase shares of the Company's common stock at a stated exercise price per share. Any options granted will vest and be exercisable in accordance with a Stock Option Agreement to be executed pursuant to the Company's Stock Option Plan.

      Effective on the date of this Agreement, the Company shall grant to Employee an option under its Stock Option Plan to purchase160,000 shares of Common Stock vesting one third from the date hereof and 1/36th per month thereafter.

      3.4 Benefits. Employee shall be entitled to such medical, disability and life insurance coverage and such vacation, sick leave and holiday benefits, if any, and any other benefits as are made available to the Company's personnel, all in accordance with the Company's benefits program in effect from time to time and employee shall accrue four weeks vacation over 12 months from date hereof. The Employee is responsible for paying the employee's portion of the benefit costs. The benefits provided to Employee under this Section 3.4 shall terminate 60 days after a Termination Event pursuant to Section 5 hereof.


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      3.5 Reimbursement of Expenses. Employee shall be entitled to be reimbursed for all reasonable expenses, including but not limited to expenses for travel, meals and entertainment, incurred by Employee in connection with and reasonably related to the furtherance of the Company's business. Employee shall submit expense reports and receipts documenting the expenses incurred in accordance with Company policy.

      4. Change of Control. In the event of a Change of Control of the Company (as defined below), all options and other equity incentives then granted to Employee, if any, which are unvested at the date of the Change of Control shall immediately vest and be exercisable.

            In addition, in lieu of the provisions of Section 5.2(b), in the event of a termination of Employee's employment hereunder by the Company with or without Cause, or by Employee with or without Good Reason (as defined below), within 12 months following a Change of Control, the Company will promptly pay Employee, in lieu of the amounts required under Section 5.2(b) and in addition to the amounts required under Section 5.2(a), a severance amount, payable in a lump sum immediately upon such termination of employment, equal to six (6) months base compensation.

            As used herein, a "Change of Control" of the Company shall mean any of the following: (i) the acquisition by any person (individual, entity or group) of direct or beneficial ownership of more than 50% of the then outstanding shares of the Company and, for this purpose, the terms "person" and "beneficial ownership" shall have the meanings provided in Section 13(d) or 14(d) of the Securities Exchange Act of 1934 or related rules promulgated by the Securities and Exchange Commission; (ii) the commencement of or public announcement of an intention to make a tender or exchange offer for more than 50% of the then outstanding Shares of the common stock of the Company; (iii) a sale of all or substantially all of the assets of the Company; or (iv) the Board of Directors of the Company, in its sole and absolute discretion, determines that there has been a sufficient change in the stock ownership of the Company to constitute a change in control of the Company. Notwithstanding the foregoing, the following acquisitions shall not constitute a "Change of Control": (1) any spinoff or dividend distribution transaction separating the Company from its parent; (2) any acquisition by the Company; or (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company.

5. Termination

      5.1 Termination Events. The employment hereunder will terminate upon the occurrence of any of the following events ("the Termination Event"):

            (a) Employee dies, in which case the Company shall continue to pay the Base Compensation to the estate of the Employee for a period of ninety (90) days after such death;

            (b) The Company, by written notice to Employee or his personal representative, discharges Employee due to the inability to continue to perform the duties previously assigned to him prior to such injury or disability hereunder for a continuous period exceeding 180 days by reason of injury, physical or mental illness or other disability, which condition has been certified by a physician acceptable to the Company; provided, however, that prior to discharging Employee due to such disability, the Company shall give a written statement of findings to Employee or his personal representative setting forth specifically the nature of the disability and the resulting performance failures, and Employee shall have a period of thirty (30) days thereafter to respond in writing to the Company's findings, whereupon the Company shall conduct a reasonable and fair hearing with the Employee and any supporting witnesses and evidence for the Employee to reach a final determination;


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            (c) Employee is discharged by the Company for "Cause". As used in this Agreement, the term "Cause" shall mean:

                  (i) Employee's final and unappealed conviction of (or pleading guilty or "nolo contendere" to) any felony or a misdemeanor involving dishonesty or moral turpitude; provided, however, that prior to discharging Employee for Cause, the Company shall give a written statement of findings to Employee setting forth specifically the grounds on which Cause is based, and Employee shall have a period of ten (10) days thereafter to respond in writing to the Company's findings; or

                  (ii) The willful and continued failure of Employee to substantially perform his duties with the Company (other than any such failure resulting from illness or disability) after written demand of no less than ten
(10) days for substantial performance is requested by the Company, which demand specifically identifies the manner in which it is claimed Employee has not substantially performed his duties, or (b) Employee is willfully and continuously engaged in material misconduct which has, or would reasonably be expected to have, a direct and material adverse monetary effect on the Company. For purposes of this Section 5, no act or failure to act on Employee's part shall be considered "willful" if done, or omitted to be done, by Employee in good faith and with reasonable belief that Employee's action or omission was in, or not opposed to, the best interest of the Company. No termination shall be effected for "Cause" unless Employee has been provided with specific written information as to the acts or omissions which form the basis of the allegation of for "Cause", and Employee has had an opportunity to be heard, with counsel if he so desired, before the Company determines, by majority vote, in good faith, that Employee was guilty of conduct constituting for "Cause" as herein defined, specifying the particulars thereof in detail.

            (d) Employee is discharged by Company "without Cause", which the Company may do at any time, with at least thirty (30) days advance written notice, subject to the full performance of the obligations of the Company to the Employee for Base Compensation and bonus payments pursuant to Section 5.2; or

            (e) Employee voluntarily terminates his employment due to "Good Reason", which shall mean a material default by the Company in the performance of any of its obligations hereunder, which default remains uncured by the Company for a period of thirty (30) days following receipt of written notice thereof to the Company from Employee or

            (f) Employee voluntarily terminates his employment without Good Reason, which Employee may do at any time with at least 30 days advance notice.


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      5.2 Effects of Termination

            (a) Upon termination of Employee's employment hereunder for any reason, the Company will promptly pay Employee all Base Compensation owed to Employee and all bonuses earned, as previously defined in writing by the Company, and unpaid through the date of termination (including, without limitation, salary and employee expenses reimbursements). Employee shall be paid for any performance bonus plan then in effect on a pro rata basis for that period of time during the fiscal year in which termination occurs, but such amount, if any shall only be paid at a commensurate time as other employees are paid their bonus amounts.

            (b) Upon termination of Employee's employment under Sections 5.1(b),
(d) or (e), the Company shall pay Employee, commencing immediately upon such termination of employment, monthly (or biweekly at the Company's discretion) amounts equal to the then applicable Base Compensation, excluding bonus, for a period of six (6) months after termination. Employee may retain laptop and portable phone provided all corporate and confidential information has been removed by technical support.

            (c) Upon termination of Employee's employment hereunder pursuant to Sections -5.1 (b), (c), (d), or (f), Employee agrees that for the twelve (12) month period following the Termination Event:

                  (i) Employee will not directly or indirectly, whether as an individual, employee, director, consultant or advisor, or in any other capacity whatsoever, provide services to any person, firm, corporation or other business enterprise which is involved in the business of disease management, ancillary claims management, or ancillary benefits management in competition with the Company, unless he obtains the Company's prior written consent.

                  (ii) Employee will not directly or indirectly encourage or solicit, or attempt to encourage or solicit, any individual to leave the Company's employ for any reason or interfere in any other manner with the employment relationships at the time existing between the Company and its current employees.

                  (iii) Employee will not induce or attempt to induce any provider, agent, customer, supplier, distributor, licensee or other business relation of the Company to cease doing business with the Company or in any way interfere with the existing business relationship between any such providers, agent, customer, supplier, distributor, licensee or other business relation and the Company.

      Employee acknowledges that monetary damages may not be sufficient to compensate the Company for any economic loss, which may be incurred by reason of breach of the foregoing restrictive covenants. Accordingly, in the event of any such breach, the Company shall, in addition to any remedies available to the Company at law, be entitled to obtain equitable relief in the form of an injunction, precluding Employee from continuing to engage in such breach.

      If any restriction set forth in this paragraph is held to be unreasonable, then Employee and the Company agree, and hereby submit, to the reduction and limitation of such prohibition to such area or period as shall be deemed reasonable

            (d) Following a Termination Event, Employee agrees not to make to any person, including but not limited to customers of the Company, any statement that disparages the Company or which reflects negatively upon the Company, including but not limited to statements regarding the Company's financial condition, its officers, directors, shareholders, employees and affiliates. The Company agrees not to make to any person, including but not limited to customers of the Company, any statement that disparages Employee or which reflects negatively upon Employee, including but not limited to statements regarding his financial condition.


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6. General Provisions

      6.1 Assignment. Neither party may assign or delegate any of his or its rights or obligations under this Agreement without the prior written consent of the other party.

      6.2 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements between the parties.

      6.3 Modifications. This Agreement may be changed or modified only by an agreement in writing signed by both parties hereto.

      6.4 Prior Agreements. This Agreement supercedes all prior written and verbal agreements with the Company and/or its Board of Directors and shall govern all future employment obligations.

      6.5 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and permitted assigns and Employee and Employee's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join and be bound by the terms and conditions hereof.

      6.6 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with, the laws of the State of Texas, and venue and jurisdiction for any disputes hereunder shall be heard in any court of competent jurisdiction in Dallas, Texas for all purposes.

      6.7 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect.

      6.7 Further Assurances. The parties will execute such further instruments and take such further actions as may be reasonably necessary to carry out the intent of this Agreement.

      6.8 Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed received by the recipient when delivered personally or, if mailed, five (5) days after the date of deposit in the United States mail, certified or registered, postage prepaid and addressed, in the case of the Company, to:

                CEO and Chairman
                American CareSource Holdings, Inc.
                ____________________________
                ____________________________
                ____________________________

and in the case of Employee, to the address shown for Employee on the signature page hereof, or to such other address as either party may later specify by at least ten (10) days advance written notice delivered to the other party in accordance herewith.


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      6.9 No Waiver. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of that provision, nor prevent that party thereafter from enforcing that provision of any other provision of this Agreement.

      6.10 Legal Fees and Expenses. In the event of any disputes under this Agreement, each party shall be responsible for their own legal fees and expenses which it may incur in resolving such dispute, unless otherwise prohibited by applicable law or a court of competent jurisdiction.

      6.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and Employee have executed this Agreement, effective as of the day and year first above written.

American CareSource Holdings, Inc.

By: /s/ Wayne Shellhammer
    -----------------------------------


EMPLOYEE:

By: /s/ David Boone
    ------------------------------------
David Boone

Address_________________________________

________________________________________

________________________________________


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